PRESS RELEASE

CONTACT:
Scott Eckstein
Financial Relations Board
212-827-3766

ZAIS FINANCIAL CORP. REPORTS FIRST QUARTER 2015 RESULTS

Red Bank, NJ – May 6, 2015 – ZAIS Financial Corp. (NYSE: ZFC) (“ZAIS Financial” or the “Company”) today reported financial results for the three months ended March 31, 2015.

FIRST QUARTER 2015 HIGHLIGHTS

●	GAAP net income of $0.4 million, or $0.05 per diluted weighted average share outstanding (including the first full quarter of operating results for GMFS, the Company’s origination platform)
●	Core Earnings (a non-GAAP financial measure as defined below) of $4.5 million, or $0.51 per diluted weighted average share outstanding
●	First quarter cash dividend of $0.40 per share of the Company’s common stock and operating partnership unit (“OP unit”) declared on March 19, 2015 and paid on April 15, 2015
●	Book value per share of common stock and OP unit of $21.38 as of March 31, 2015, compared with $21.73 as of December 31, 2014
●	GMFS operating results for the three months ending March 31, 2015

○	Pre-tax net income of $1.0 million which includes a $2.7 million decrease in the fair value of the mortgage servicing rights (“MSR”) portfolio resulting from changes in valuation inputs or assumptions
○	$453.1 million of loans originated during the first quarter
○	MSR portfolio with an unpaid principal balance of approximately $3.3 billion and a fair value of $33.4 million as of March 31, 2015

●	Residential mortgage loan portfolio held for investment with an unpaid principal balance of $458.7 million and a fair value of $411.1 million as of March 31, 2015
●	Residential mortgage-backed securities (“RMBS”), consisting of non-Agency RMBS, and other investment securities with a fair value of $147.9 million as of March 31, 2015
●	3.02x leverage ratio as of March 31, 2015, compared with 2.84x leverage ratio as of December 31, 2014

“We are very pleased with our mortgage banking segment’s strong first quarter performance. This combined with continued investment portfolio performance led to Core Earnings of $0.51 per diluted weighted average share outstanding for the quarter,” said Michael Szymanski, President and Chief Executive Officer of ZAIS Financial. “At the same time, we continue to focus on our newly originated, non-agency mortgage loan purchase program and the opportunities it creates for our investment portfolio.”

FIRST QUARTER 2015 RESULTS

ZAIS Financial reported GAAP net income for the three months ended March 31, 2015 of $0.4 million or $0.05 per diluted weighted average share outstanding, compared with $2.5 million or $0.28 per diluted weighted average share outstanding for the same period in 2014. Results for the three months ended March 31, 2015 include the first full quarter of GMFS operations which led to an increase in GAAP net income of $1.0 million, which is primarily comprised of non-interest income related to mortgage banking activities of $11.2 million and loan servicing fee income of $1.6 million, partially offset by a negative change in fair value of MSRs of $3.4 million, salaries, commissions and benefits of $7.4 million and operating expenses. The first quarter increase from GMFS operations was partially offset by a decrease in GAAP net income from the Company’s residential mortgage loan investments, primarily due to an increase in unrealized and realized losses of $2.9 million.

For the three months ended March 31, 2015, the Company reported Core Earnings of $4.5 million, or $0.51 per diluted weighted average share outstanding, compared with $1.5 million or $0.17 per diluted weighted average share outstanding during the same period in 2014. Core Earnings is a non-GAAP financial measure that the Company defines as net interest income from its portfolio held for investment, plus non-interest income from its mortgage banking platform (excluding change in fair value of MSRs resulting from changes in valuation inputs or assumptions used in valuation model) less total operating expenses (excluding depreciation and amortization, changes in contingent consideration, amortization of deferred premiums, production and profitability earn-outs and certain non-recurring adjustments) plus / (less) the income tax benefit (expense) related to the Company’s taxable REIT subsidiaries (the “TRS entities”). The Company’s mortgage banking platform is primarily comprised of income related to originating, selling, and servicing mortgage loans.

The Company had 7,970,886 shares of common stock outstanding as of March 31, 2015 and March 31, 2014, respectively.

At March 31, 2015, the Company’s book value was $21.38 per share of common stock and OP unit, compared with $21.73 as of December 31, 2014. The March 31, 2015 and December 31, 2014 book values include $3.6 million, or $0.40 per share of common stock and OP unit, in dividends and distributions payable related to the first quarter 2015 and the fourth quarter 2014, respectively.

The Company earned interest income of $9.7 million for the three months ended March 31, 2015, compared with $9.5 million for the three months ended March 31, 2014. Interest income related to mortgage loans held for investment increased by $1.0 million primarily due to the purchase of an additional whole loan pool at the end of March 2014. Interest income related to mortgage loans held for sale attributed to GMFS also resulted in an increase in interest income of $0.6 million, partially offset by a $1.3 million decrease in interest income from the RMBS portfolio primarily due to the reallocation of capital to whole loans and the sale of securities in the fourth quarter of 2014 to fund the acquisition of GMFS. The Company incurred interest expense of $4.7 million for the three months ended March 31, 2015, compared with $3.9 million for the three months ended March 31, 2014. The increase was primarily due to an increase in borrowings on the warehouse lines of credit and repurchase facilities used to finance the Company's mortgage loans held for sale and investment, respectively, partially offset by a decrease in interest expense for borrowings on RMBS.

As of March 31, 2015, the weighted average net interest spread between the yield on the Company’s assets and the cost of funds, including the impact of interest rate hedging, was 4.05% for mortgage loans held for investment and 4.97% for non-Agency RMBS and other investment securities, compared with 3.97% and 4.82%, respectively, as of March 31, 2014.

The Company earned $9.4 million of non-interest income for the three months ended March 31, 2015, due to the inclusion of a full quarter of GMFS operating activities. Non-interest income primarily consisted of $11.2 million of income from mortgage banking activities, net; $1.6 million of loan servicing fee income, net of direct costs; and a $3.4 million decrease in fair value of MSRs (including a $2.7 million decrease in fair value resulting from changes in valuation inputs or assumptions used in valuation model). The $11.2 million of income from mortgage banking activities, net was primarily comprised of $11.0 million of gain on sale of mortgage loans held for sale, net of direct costs.

The Company incurred expenses of $12.2 million for the three months ended March 31, 2015, compared with $4.1 million for the three months ended March 31, 2014. The increase was mainly due to the addition of $7.4 million of salaries, commissions and benefits and $0.5 million related to the increase in contingent consideration, both relating to GMFS.

INVESTMENT PORTFOLIO SUMMARY

As of March 31, 2015, ZAIS Financial held residential mortgage loans for investment with an aggregate unpaid principal balance of $458.7 million and a fair value of $411.1 million, a diversified portfolio of non-Agency RMBS with a fair value of $145.7 million consisting primarily of senior tranches that were originally highly rated but subsequently downgraded and other investment securities with a fair value of $2.2 million.

During the three months ended March 31, 2015, the Company did not purchase or sell any residential mortgage loans which are held for investment at fair value. During the same three month period, the Company did not purchase or sell any non-Agency RMBS or other investment securities.

LEVERAGE, DEBT AND HEDGING ACTIVITIES

As of March 31, 2015, ZAIS Financial had a leverage ratio of 3.02x. The aggregate borrowings outstanding as of March 31, 2015 were $573.6 million under the loan repurchase facilities with Citibank, N.A. (“Citi”) and Credit Suisse First Boston Mortgage Capital LLC ("Credit Suisse"), four master securities repurchase agreements, warehouse lines of credit and the unsecured Exchangeable Senior Notes due 2016 (the “Notes”) issued by the Company’s operating partnership subsidiary. The loan repurchase facilities which are secured by portions of the Company’s distressed, re-performing and newly originated mortgage loans, the warehouse lines of credit which are secured by portions of the Company’s mortgage loans held for sale and the master securities repurchase agreements which secured by non-Agency RMBS and other investment securities, bear interest at rates that have historically moved in close relationship to LIBOR. The Notes, which mature on November 15, 2016, are the Company’s senior unsecured obligations and bear interest at a rate of 8% per year, payable semiannually in arrears on May 15th and November 15th of each year.

As of March 31, 2015, the Company had outstanding interest rate swap agreements designed to mitigate the effects of increases in interest rates on a portion of its repurchase agreements. These interest rate swap agreements provide for the Company to pay fixed interest rates and receive floating interest rates indexed to LIBOR, effectively fixing the floating interest rates on $17.2 million of borrowings under its repurchase agreements as of March 31, 2015. The Company had outstanding MBS forward sales contracts used to mitigate the interest rate price risk associated with its outstanding interest rate lock commitments (“IRLC”) and mortgage loans held for sale. The Company expects these derivatives will experience changes in fair value opposite to changes in fair value of the IRLCs and mortgage loans held for sale, thereby reducing earnings volatility. The notional amount of the Company’s MBS forward sales contracts as of March 31, 2015 was $219.0 million.

COMMON STOCK DIVIDEND

On March 19, 2015, ZAIS Financial announced that its Board of Directors declared a cash dividend of $0.40 per share of the Company's common stock and OP unit for the three months ended March 31, 2015. The dividend was paid on April 15, 2015 to stockholders and OP unit holders of record as of the close of business on March 31, 2015.

The Company’s current policy is to pay quarterly distributions which will allow it to continue to qualify as a REIT. Taxable and GAAP earnings will typically differ due to differences in premium amortization and discount accretion, certain non-taxable unrealized and realized gains and losses, and non-deductible general and administrative expenses.

INVESTOR CONFERENCE CALL

Management will host a conference call today, May 6, 2015, at 10:00 a.m. eastern time to review the Company’s financial results. The number to call for this interactive teleconference is (719) 457-2661.

A replay of the conference call will be available through Wednesday May 13, 2015, by dialing (719) 457-0820 and entering the confirmation number, 6692292.

The live broadcast of ZAIS Financial’s quarterly conference call will also be available online at the Company's website, www.zaisfinancial.com on Wednesday May 6, 2015, beginning at 10:00 a.m. eastern time. The online replay will follow shortly after the call and will be available for approximately one year.

FIRST QUARTER INVESTOR PRESENTATION

The Company’s First Quarter Investor Presentation – March 31, 2015, is available on the Company’s website at www.zaisfinancial.com. To access the presentation, select the Q1 2015 Earnings Presentation link on the “Investor Relations” page on the Company’s website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles (“GAAP”), this press release includes Core Earnings which is a non-GAAP financial measure. The Company defines Core Earnings as net interest income from its portfolio held for investment, plus non-interest income from its mortgage banking platform (excluding change in fair value of MSRs resulting from changes in valuation inputs or assumptions used in valuation model), less total operating expenses (excluding depreciation and amortization, changes in contingent consideration, amortization of deferred premiums, production and profitability earn-outs and certain non-recurring adjustments), plus / (less) the income tax benefit / (expense) related to the Company’s TRS entities. The Company’s mortgage banking platform is primarily comprised of income related to originating, selling, and servicing mortgage loans.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company’s presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with GAAP to Core Earnings:

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS

(Expressed in United States Dollars)	Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Net income - GAAP	$417,246	$2,482,859

Recurring adjustments for non-core earnings:
Change in unrealized gain or loss on mortgage loans held for investment	1,199,755	(689,604)
Change in unrealized gain or loss on real estate securities	177,771	(2,736,058)
Change in unrealized gain or loss on other investment securities	(136,320)	(370,764)
Change in unrealized gain or loss on real estate owned	(101,780)	-
Realized (gain) / loss on mortgage loans held for investment	(144,111)	(230,737)
Realized (gain) / loss on real estate securities	-	(73,619)
Realized (gain) / loss on real estate owned	(20,677)	-
(Gain) / loss on derivative instruments related to investment portfolio	907,090	3,108,681
Change in fair value of MSRs resulting from changes in valuation inputs or assumptions used in valuation model, net of tax	1,626,287	-
Change in contingent consideration, net of tax	314,055	-
Amortization of deferred premiums and production and profitability earn-outs, net of tax	161,620	-
Depreciation and amortization, net of tax	136,454	-
Core Earnings - non-GAAP	$4,537,390	$1,490,758

Core Earnings - per diluted weighted average share outstanding - non-GAAP	$0.51	$0.17

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Expressed in United States Dollars)
	March 31, 2015	December 31, 2014
Assets	(Unaudited)
Cash	$38,022,318	$33,791,013
Restricted cash	3,030,379	7,143,078
Mortgage loans held for investment, at fair value - $410,224,841 and $415,814,067 pledged as collateral, respectively	411,091,360	415,959,838
Mortgage loans held for investment, at cost	991,092	1,338,935
Mortgage loans held for sale, at fair value - $126,028,843 and $97,690,960 pledged as collateral	126,028,843	97,690,960
Real estate securities, at fair value - $133,064,497 and $135,779,193 pledged as collateral, respectively	145,714,172	148,585,733
Other investment securities, at fair value - $2,187,592 and $2,040,532 pledged as collateral, respectively	2,187,592	2,040,532
Loans eligible for repurchase from Ginnie Mae	19,343,641	21,710,284
Mortgage servicing rights, at fair value	33,363,963	33,378,978
Derivative assets, at fair value	4,445,436	2,485,100
Other assets	7,570,972	6,092,863
Goodwill	16,127,070	16,512,680
Intangible assets	5,471,525	5,668,611
Total assets	$813,388,363	$792,398,605
Liabilities
Warehouse lines of credit	$116,886,558	$89,417,564
Loan repurchase facilities	299,847,778	300,092,293
Securities repurchase agreements	99,625,837	103,014,105
Exchangeable Senior Notes	55,723,675	55,474,741
Contingent consideration	11,953,838	11,430,413
Derivative liabilities, at fair value	4,007,458	2,585,184
Dividends and distributions payable	3,559,120	3,559,120
Accounts payable and other liabilities	12,198,520	11,731,089
Liability for loans eligible for repurchase from Ginnie Mae	19,343,641	21,710,284
Total liabilities	623,146,425	599,014,793

Stockholders’ equity
12.5% Series A cumulative non-voting preferred stock, $0.0001 par value; 50,000,000
shares authorized; zero shares issued and outstanding	-	-
Common stock $0.0001 par value; 500,000,000 shares authorized;
7,970,886 shares issued and outstanding	798	798
Additional paid-in capital	164,207,617	164,207,617
Retained earnings	6,215,373	9,029,947
Total ZAIS Financial Corp. stockholders' equity	170,423,788	173,238,362
Non-controlling interests in operating partnership	19,818,150	20,145,450
Total stockholders' equity	190,241,938	193,383,812
Total liabilities and stockholders' equity	$813,388,363	$792,398,605

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Expressed in United States Dollars)
	Three Months Ended March 31,
	2015	2014
Interest income
Mortgage loans held for investment	$6,625,989	$5,649,553
Mortgage loans held for sale	608,232	-
Real estate securities	2,420,633	3,740,615
Other investment securities	32,543	102,865
Total interest income	9,687,397	9,493,033
Interest expense
Warehouse line of credit	553,359	-
Loan repurchase facility	2,352,936	1,830,907
Securities repurchase agreements	402,509	660,402
Exchangeable senior notes	1,436,673	1,412,643
Total interest expense	4,745,477	3,903,952
Net interest income	4,941,920	5,589,081

Noninterest income
Mortgage banking activities, net	11,152,389	-
Loan servicing fee income, net of direct costs	1,637,099	-
Change in fair value of mortgage servicing rights	(3,424,914)	-
Other income	11,856	-
Total non-interest income	9,376,430	-

Other gains / (losses)
Change in unrealized gain or loss on mortgage loans held for investment	(1,199,755)	689,604
Change in unrealized gain or loss on real estate securities	(177,771)	2,736,058
Change in unrealized gain or loss on other investment securities	136,320	370,764
Change in unrealized gain or loss on real estate owned	101,780	-
Realized gain / (loss) on mortgage loans held for investment	144,111	230,737
Realized gain / (loss) on real estate securities	-	73,619
Realized gain / (loss) on real estate owned	20,677	-
Gain / (loss) on derivative instruments related to investment portfolio	(907,090)	(3,108,681)
Total other gains / (losses)	(1,881,728)	992,101
Expenses
Advisory fee - related party	710,800	702,755
Salaries, commissions and benefits	7,399,258	-
Operating expenses	2,919,648	2,231,866
Other expenses	1,135,199	1,163,702
Total expenses	12,164,905	4,098,323
Net income before income taxes	271,717	2,482,859

Income tax benefit	(145,529)	-
Net income	417,246	2,482,859

Net income allocated to non-controlling interests	43,466	258,654
Net income attributable to ZAIS Financial Corp.
common stockholders	$373,780	$2,224,205

Net income per share applicable to common
stockholders - basic	$.05	$.28
Net income per share applicable to common
stockholders - diluted	$.05	$.28
Weighted average number of shares of common stock:
Basic	7,970,886	7,970,886
Diluted	8,897,800	8,897,800

The following table sets forth certain information regarding the Company's mortgage loans held for investment at March 31, 2015 which showed evidence of credit deterioration at the time of purchase:

	Unpaid
	Principal	Premium	Amortized	Gross Unrealized (1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Mortgage Loans Held for Investment
Performing
Fixed	$259,710,065	$(50,365,479)	$209,344,586	$28,581,225	$(1,807,935)	$236,117,875	4.54%	7.37%
ARM	160,940,111	(20,193,204)	140,746,907	8,160,682	(2,335,081)	146,572,508	3.55	7.11
Total performing	420,650,176	(70,558,683)	350,091,493	36,741,907	(4,143,016)	382,690,383	4.16	7.27
Non-performing(3)	35,857,812	(5,971,745)	29,886,067	740,002	(4,479,118)	26,146,952	5.24	7.32
Total Mortgage Loans
Held for Investment	$456,507,988	$(76,530,428)	$379,977,560	$37,481,909	$(8,622,134)	$408,837,335	4.25%	7.27%
____________________

(1)	The Company has elected the fair value option pursuant to Accounting Standards Codification (“ASC”) 825 for these mortgage loans. The Company recorded a loss of $1.2 million for the three months ended March 31, 2015, as change in unrealized gain or loss on mortgage loans held for investment in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Loans that are delinquent for 60 days or more are considered non-performing.

The following table sets forth certain information regarding the Company's mortgage loans held for investment at March 31, 2015 which were newly originated at the time of purchase and sourced through its loan purchase program:

	Unpaid
	Principal	Premium	Amortized	Gross Unrealized (1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Mortgage Loans Held for Investment
Performing
Fixed	$2,211,064	$45,308	$2,256,372	$-	$(2,347)	$2,254,025	4.51%	4.21%
Total Mortgage Loans
Held for Investment	$2,211,064	$45,308	$2,256,372	$-	$(2,347)	$2,254,025	4.51%	4.21%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for these mortgage loans. The Company recorded a loss of $5,885 for the three months ended March 31, 2015, as change in unrealized gain or loss on mortgage loans held for investment in the consolidated statements of operations.
(2)	Unleveraged yield.

The following table sets forth certain information regarding the Company's RMBS and other investment securities at March 31, 2015:

	Principal or
	Notional	Premium	Amortized	Gross Unrealized (1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Real estate securities
Non-Agency RMBS
Alternative - A(3)	$113,209,979	$(54,273,068)	$58,936,911	$1,982,569	$(537,495)	$60,381,985	2.36%	6.90%
Pay option adjustable rate	56,669,229	(10,789,139)	45,880,090	100,885	(1,381,128)	44,599,847	0.94	6.27
Prime	42,427,216	(5,693,864)	36,733,352	1,322,235	(135,225)	37,920,362	3.59	6.62
Subprime	5,912,067	(3,239,139)	2,672,928	139,050	-	2,811,978	0.33	8.41
Total RMBS	$218,218,491	$(73,995,210)	$144,223,281	$3,544,739	$(2,053,848)	$145,714,172	2.18%	6.66%
Other investment
securities	$2,250,000	$27,496	$2,277,497	$-	$(89,905)	$2,187,592	3.92%	5.78%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for its real estate securities and other investment securities. The Company recorded a loss of $0.2 million for the three months ended March 31, 2015, as change in unrealized gain or loss on real estate securities in the consolidated statements of operations. The Company also recorded a gain of $0.1 million for the three months ended March 31, 2015, as change in unrealized gain or loss on other investment securities in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Alternative – A RMBS includes an interest-only strip with a notional balance of $44.9 million.

The following table sets forth activity regarding the Company's MSR portfolio at March 31, 2015:

Balance at beginning of year	$33,378,978
Additions due to loans sold, servicing retained	3,409,899
Fair value adjustment:(1)
Changes in valuation inputs or assumptions used in valuation model(2)	(2,710,478)
Other changes(3)	(714,436)
Balance at March 31, 2015	$33,363,963
____________________

(1)	Included in change in fair value of MSRs in the Company’s consolidated statements of operations.
(2)	Primarily reflects changes in prepayment assumptions due to changes in interest rates and discount rates
(3)	Represents decrease in value due to passage of time, including the impact from both regularly scheduled loan principal payments and loans that were paid down or paid off during the period.

The Company's MSR portfolio at March 31, 2015 is summarized as follows:

	Unpaid Principal
	Balance	Fair Value
Fannie Mae	$1,693,627,085	$16,428,501
Ginnie Mae	1,184,404,965	12,938,954
Freddie Mac	394,182,063	3,996,508
Total	$3,272,214,113	$33,363,963

The following table presents information about the Company's interest rate swap agreements as of March 31, 2015:

		Weighted	Weighted	Weighted
		Average Pay	Average	Average Years
Maturity	Notional Amount	Rate	Receive Rate	to Maturity
2023	$17,200,000	2.72%	0.26%	8.3
Total/Weighted average	$17,200,000	2.72%	0.26%	8.3

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust (“REIT”) which originates, acquires, finances, sells, services and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, changes in future loan production; the Company’s ability to retain key managers of GMFS; the Company’s ability to integrate GMFS’s operations; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.